Press Release

Investor Contact:	Media Contact:

Kelly Blough	Sandra Wheatley
Fortinet, Inc.	Fortinet, Inc.
408-235-7700 x 81612	408-391-9408
kblough@fortinet.com	swheatley@fortinet.com

Fortinet Reports Second Quarter 2017 Financial Results

Revenue and Billings Growth Continue to Surpass Market While Operating Margins Expand

Second Quarter 2017 Highlights

•Revenue of $363.5 million, up 17% year over year
•Billings of $426.9 million, up 14% year over year1
•GAAP diluted net income per share of $0.13
•Non-GAAP diluted net income per share of $0.271
•GAAP operating margin of 8%
•Non-GAAP operating margin of 18%1
•Cash flow from operations of $144.8 million
•Free cash flow of $58.4 million1
•Cash, cash equivalents and investments of $1.46 billion
•Deferred revenue of $1.16 billion, up 28% year over year
•$33.2 million in share repurchases

SUNNYVALE, Calif. — July 26, 2017—Fortinet® (NASDAQ: FTNT), a global leader in high performance cyber security solutions, today announced financial results for the second quarter ended June 30, 2017.

“Fortinet continues to exceed market growth rates, while delivering well against our margin improvement goals,” said Ken Xie, Chairman and Chief Executive Officer. “The strength of the Fortinet Security Fabric positions us well to provide industry-leading protection for our customers against the aggressive threats that they face now and in the future wherever their assets and data are deployed: on premise or in the cloud.”

In other highlights, Fortinet was recognized as a Leader in the July 2017 Gartner Magic Quadrant for Enterprise Networks Firewalls, and retained its status as a Leader in the June 2017 Magic Quadrant for Unified Threat Management (SMB Multifunction Firewalls). IDC again named Fortinet the unit market share leader for security appliances shipped.

[Note: Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. Gartner Peer Insights reviews constitute the subjective opinions of individual end-users based on their own experiences, and do not represent the views of Gartner or its affiliates.]

Financial Details

•	Revenue: Total revenue was $363.5 million for the second quarter of 2017, an increase of 17% compared to $311.4 million in the same quarter of 2016.

•
Product revenue was $142.7 million, an increase of 4% compared to $136.6 million in the same quarter of 2016. Service revenue was $220.8 million, an increase of 26% compared to $174.8 million in the same quarter of 2016.

•	Billings[1]: Total billings were $426.9 million for the second quarter of 2017, an increase of 14% compared to $373.8 million in the same quarter of 2016.

•
Deferred Revenue: Total deferred revenue was $1.16 billion as of June 30, 2017, compared to $904.0 million as of June 30, 2016, and $1.10 billion as of March 31, 2017. Short-term deferred revenue was $706.7 million as of June 30, 2017, compared to $563.2 million as of June 30, 2016. Long-term deferred revenue was $454.8 million as of June 30, 2017, compared to $340.8 million as of June 30, 2016.

•
Cash and Cash Flow: As of June 30, 2017, cash, cash equivalents and investments were $1.46 billion, compared to $1.44 billion as of March 31, 2017. In the second quarter of 2017, cash flow from operations was $144.8 million compared to $67.9 million in the same quarter of 2016. Free cash flow[1] was $58.4 million during the second quarter of 2017 compared to $53.5 million in the same quarter of 2016, an increase of 9%. There was an $84.8 million impact on free cash flow during the second quarter of 2017 from the purchase of two office buildings in the Vancouver area.

•
Share Repurchase: During the second quarter of 2017, Fortinet repurchased 0.8 million shares of its common stock for a total purchase price of $33.2 million. Additionally, Fortinet’s Board of Directors has authorized a $300.0 million increase to its existing share repurchase program, bringing the amount authorized under the current program to $600.0 million, of which $456.0 million remains for share repurchases through the end of January 2019.

•
GAAP Operating Income or Loss: GAAP operating income was $28.5 million for the second quarter of 2017, representing a GAAP operating margin of 8%. GAAP operating loss was $4.0 million for the same quarter of 2016, representing a GAAP operating margin of -1%.

•
Non-GAAP Operating Income[1]: Non-GAAP operating income was $65.7 million for the second quarter of 2017, representing a non-GAAP operating margin of 18%. Non-GAAP operating income was $36.0 million for the same quarter of 2016, representing a non-GAAP operating margin of 12%.

•
GAAP Net Income or Loss and Diluted Net Income or Loss Per Share: GAAP net income was $23.0 million for the second quarter of 2017, compared to GAAP net loss of $1.4 million for the same quarter of 2016. GAAP diluted net income per share was $0.13 for the second quarter of 2017, compared to GAAP diluted net loss per share of $0.01 for the same quarter of 2016.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1]: Non-GAAP net income was $47.7 million for the second quarter of 2017, compared to non-GAAP net income of $24.0 million for the same quarter of 2016. Non-GAAP diluted net income per share was $0.27 for the second quarter of 2017, compared to $0.14 for the same quarter of 2016.

Guidance

Fortinet offered the following guidance for the third quarter of 2017:

•	Billings in the range of $417.0 million to $427.0 million

•	Revenue in the range of $367.0 million to $373.0 million

•	Non-GAAP gross margin in the range of 75%

•	Non-GAAP operating margin in the range of 16% to 17%

•	Non-GAAP earnings per share of $0.22 to $0.23

Fortinet also offered the following update to its guidance for the full year 2017:

•	Billings in the range of $1.775 billion to $1.795 billion

•	Revenue in the range of $1.487 billion to $1.495 billion

•	Non-GAAP gross margin of 74.5% to 75%

•	Non-GAAP operating margin of 16.2%

•	Non-GAAP earnings per share of $0.94-$0.96

1 A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call Details
Fortinet will host a conference call today, July 26, 2017, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID #47812648. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet's website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through August 2, 2017, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 47812648.

Following Fortinet's financial results conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 47812844. This follow-up call will be webcast live and accessible at http://investor.fortinet.com. A replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through August 2, 2017 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 47812844.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) secures the largest enterprise, service provider and government organizations around the world. Fortinet empowers its customers with intelligent, seamless protection across the expanding attack surface and the power to take on ever-increasing performance requirements of the borderless network -- today and into the future. Only the Fortinet Security Fabric architecture can deliver security without compromise to address the most critical security challenges, whether in networked, application, cloud or mobile environments. More than 320,000 customers worldwide trust Fortinet to protect their businesses. Learn more at http://www.fortinet.com, the Fortinet Blog, or FortiGuard Labs.
# # #
Copyright © 2017 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCloud, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiSIEM, FortiAP, FortiDB, FortiVoice, FortiWeb and FortiCASB. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our positioning for market share gains and future growth and margin improvement. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; global economic conditions; regional and country-specific economic challenges and conditions and foreign currency risks; increasing competitiveness in the security market; the dynamic nature of the security market; specific economic risks worldwide and in different geographies, and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; longer sales cycles, particularly for larger enterprise customers; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; sales and marketing execution risks; our ability to continue to improve operating margins; execution risks around new product development and introductions and innovation; risks of slowing growth in the security market in general; litigation, disputes and investigations and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; changes in hiring plans or actual hiring and a possible negative impact on growth and margins; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, our products and services in general and by specific customer segments; pricing pressure; risks related to integrating acquisitions; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial and liquidity measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables below.

Billings (Non-GAAP). We define billings as revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period. We consider billings to be a useful metric for management and investors because billings drive future revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings instead of GAAP revenue. First, billings include amounts that have not yet been recognized as revenue and are impacted by the term of security and support agreements. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management accounts for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with GAAP revenue.

Free cash flow (Non-GAAP). We define free cash flow as net cash provided by operating activities minus capital expenditures such as purchases of real estate and other property and equipment. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after capital expenditures, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, repurchasing outstanding common stock, and strengthening the balance sheet. However, free cash flow is not intended to represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from the measure. A limitation of using free cash flow rather than the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash, cash equivalents and investments balance for the period because it excludes cash provided by or used for other investing and financing activities. Management accounts for this limitation by providing information about our capital expenditures and other investing and financing activities on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting cash flows from investing and financing activities in our reconciliation of free cash flows. In addition, it is important to note that other companies, including companies in our industry, may not use free cash flow, may calculate free cash flow in a different manner than we do or may use other financial measure to evaluate their performance, all of which could reduce the usefulness of free cash flows as a comparative measure.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income or loss plus stock-based compensation, business acquisition-related charges, purchase accounting adjustments, impairment and amortization of acquired intangible assets, restructuring charges, expenses associated with the implementation of a new Enterprise Resource Planning (ERP) system, litigation settlement expenses and, when applicable, other significant non-recurring items in a given quarter. Non-GAAP operating margin is defined as non-GAAP operating income divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the items noted above so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income instead of operating income or loss calculated in accordance with GAAP. First, non-GAAP operating income excludes the items noted above. Second, the components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that peer companies exclude when they report their non-GAAP results of operations. Management accounts for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus the items noted above under non-GAAP operating income and operating margin, including a tax adjustment to achieve our effective tax rate on a non-GAAP basis, which often differs from the GAAP effective tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the non-GAAP diluted weighted-average shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a more complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required resulting in an effective tax rate on a non-GAAP basis, which often differs from the GAAP tax rate. We believe the non-GAAP effective tax rates we use are reasonable estimates of normalized tax rates for our current and prior fiscal years under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We account for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$853,137	$709,003
Short-term investments	354,187	376,522
Accounts receivable—net	274,476	312,998
Inventory	86,439	106,887
Prepaid expenses and other current assets	36,395	33,306
Total current assets	1,604,634	1,538,716
LONG-TERM INVESTMENTS	257,622	224,983
DEFERRED TAX ASSETS	207,029	182,745
PROPERTY AND EQUIPMENT—NET	238,513	137,249
OTHER INTANGIBLE ASSETS—NET	20,328	24,828
GOODWILL	14,553	14,553
OTHER ASSETS	18,012	16,867
TOTAL ASSETS	$2,360,691	$2,139,941
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,171	$56,732
Accrued liabilities	41,185	35,640
Accrued payroll and compensation	80,307	78,138
Income taxes payable	15,184	13,588
Deferred revenue	706,672	645,342
Total current liabilities	885,519	829,440
DEFERRED REVENUE	454,799	390,007
INCOME TAX LIABILITIES	81,718	68,551
OTHER LIABILITIES	16,516	14,262
Total liabilities	1,438,552	1,302,260
STOCKHOLDERS' EQUITY:
Common stock	175	173
Additional paid-in capital	880,142	800,653
Accumulated other comprehensive loss	(523)	(765)
Retained earnings	42,345	37,620
Total stockholders’ equity	922,139	837,681
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,360,691	$2,139,941

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
REVENUE:
Product	$142,705	$136,641	$277,958	$261,213
Service	220,764	174,750	426,087	334,754
Total revenue	363,469	311,391	704,045	595,967
COST OF REVENUE:
Product [1]	60,787	52,788	116,084	102,101
Service [1]	34,865	31,715	70,132	60,046
Total cost of revenue	95,652	84,503	186,216	162,147
GROSS PROFIT:
Product	81,918	83,853	161,874	159,112
Service	185,899	143,035	355,955	274,708
Total gross profit	267,817	226,888	517,829	433,820
OPERATING EXPENSES:
Research and development [1]	51,159	45,502	102,354	90,256
Sales and marketing [1]	166,337	162,694	336,737	308,797
General and administrative [1]	21,911	22,184	44,488	41,623
Restructuring charges	(90)	553	340	881
Total operating expenses	239,317	230,933	483,919	441,557
OPERATING INCOME (LOSS)	28,500	(4,045)	33,910	(7,737)
INTEREST INCOME	3,163	1,705	5,555	3,451
OTHER INCOME (EXPENSE)—NET	1,243	(1,350)	1,545	(2,662)
INCOME (LOSS) BEFORE INCOME TAXES	32,906	(3,690)	41,010	(6,948)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	9,873	(2,302)	7,260	(7,678)
NET INCOME (LOSS)	$23,033	$(1,388)	$33,750	$730
Net income (loss) per share:
Basic	$0.13	$(0.01)	$0.19	$—
Diluted	$0.13	$(0.01)	$0.19	$—
Weighted-average shares outstanding:
Basic	175,741	172,075	175,118	171,910
Diluted	179,701	172,075	178,993	175,360

[1] Includes stock-based compensation as follows:
Cost of product revenue	$383	$298	$725	$578
Cost of service revenue	2,473	2,123	4,783	4,257
Research and development	8,253	7,458	16,151	14,601
Sales and marketing	19,745	16,990	38,771	32,805
General and administrative	4,237	3,478	7,992	7,008
	$35,091	$30,347	$68,422	$59,249

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income (loss)	$23,033	$(1,388)	$33,750	$730
Other comprehensive income:
Change in unrealized gains (losses) on investments	(91)	662	334	2,549
Tax provision (benefit) related to change in unrealized gains (losses) on investments	(57)	232	92	892
Other comprehensive income (loss)	(34)	430	242	1,657
Comprehensive income (loss)	$22,999	$(958)	$33,992	$2,387

FORTINET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30, 2017	June 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33,750	$730
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,492	21,841
Amortization of investment premiums	1,447	2,794
Stock-based compensation	68,422	59,249
Other non-cash items—net	1,705	1,192
Changes in operating assets and liabilities:
Accounts receivable—net	37,902	2,022
Inventory	9,752	(8,019)
Deferred tax assets	(24,376)	(27,120)
Prepaid expenses and other current assets	(3,223)	2,442
Other assets	722	(2,409)
Accounts payable	(19,880)	(130)
Accrued liabilities	1,755	(6,426)
Accrued payroll and compensation	1,565	8,679
Other liabilities	(2,677)	(2,858)
Deferred revenue	125,402	111,082
Income taxes payable	14,762	5,463
Net cash provided by operating activities	274,520	168,532
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(270,463)	(230,855)
Sales of investments	9,995	7,366
Maturities of investments	247,187	219,131
Purchases of property and equipment	(99,888)	(44,399)
Payments made in connection with business acquisition, net of cash acquired	—	(20,660)
Net cash used in investing activities	(113,169)	(69,417)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	41,832	22,972
Taxes paid related to net share settlement of equity awards	(25,895)	(17,358)
Repurchase and retirement of common stock	(33,154)	(50,000)
Payments of debt assumed in connection with business acquisition	—	(1,626)
Net cash used in financing activities	(17,217)	(46,012)
NET INCREASE IN CASH AND CASH EQUIVALENTS	144,134	53,103
CASH AND CASH EQUIVALENTS—Beginning of period	709,003	543,277
CASH AND CASH EQUIVALENTS—End of period	$853,137	$596,380

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended
	June 30, 2017	June 30, 2016
Net cash provided by operating activities	$144,771	$67,941
Less purchases of property and equipment	(86,362)	(14,443)
Free cash flow	$58,409	$53,498
Net cash used in investing activities	$(81,844)	$(35,213)
Net cash used in financing activities	$(33,039)	$(4,356)

Reconciliation of GAAP operating income or loss to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended June 30, 2017				Three Months Ended June 30, 2016
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating income (loss)	$28,500	$37,208	(a)	$65,708	$(4,045)	$40,016	(b)	$35,971
Operating margin	8%			18%	-1%			12%
Adjustments:
Stock-based compensation		35,091				30,347
Amortization of acquired intangible assets		2,207				2,269
Restructuring charges		(90)				553
ERP-related expenses		—				6,316
Acquisition-related charges		—				254
Inventory fair value adjustment amortization		—				277
Tax adjustment		(12,563)	(c)			(14,653)	(c)
Net income (loss)	$23,033	$24,645		$47,678	$(1,388)	$25,363		$23,975
Diluted net income (loss) per share	$0.13			$0.27	$(0.01)			$0.14
Shares used in diluted net income (loss) per share calculations	179,701			179,701	172,075			176,298

(a) To exclude $35.1 million of stock-based compensation, $2.2 million of amortization of acquired intangible assets, and $(0.1) million of restructuring charges in the three months ended June 30, 2017.
(b) To exclude $30.3 million of stock-based compensation, $2.3 million of amortization of acquired intangible assets, $0.6 million of restructuring charges, $6.3 million of ERP-related expenses, $0.3 million of acquisition-related charges, and $0.3 million of inventory fair value adjustment amortization recorded pursuant to our business acquisition in the three months ended June 30, 2016.
(c) Non-GAAP financial information is adjusted to achieve an overall 32% percent and 33% percent effective tax rate in 2017 and 2016, respectively, on a non-GAAP basis, which differs from the GAAP effective tax rate.

Reconciliation of diluted weighted average shares outstanding used in the calculation of GAAP and non-GAAP earnings per share

		Three Months Ended
		June 30, 2017	June 30, 2016
Shares used in diluted net income (loss) per share calculations - GAAP		179,701	172,075
Adjustment for diluted weighted average shares outstanding	(a)	—	4,223
Shares used in diluted net income per share calculations - Non-GAAP		179,701	176,298

(a) GAAP diluted weighted average shares outstanding differs from non-GAAP diluted weighted average shares outstanding in periods when we have a GAAP net loss and a non-GAAP net income. The adjustment for diluted weighted average shares outstanding represents the dilutive effect of employee equity incentive plan awards and is calculated by applying the treasury stock method.

Billings Reconciliation

	Three Months Ended
	June 30, 2017	June 30, 2016
Total revenue	$363,469	$311,391
Add change in deferred revenue	63,420	66,793
Less deferred revenue balance acquired in business acquisition	—	(4,400)
Total billings	$426,889	$373,784